Exhibit 10.67.10

PROMISSORY NOTE

$26,200,000.00	August 15, 2007

FOR VALUE RECEIVED, the four (4) undersigned limited liability companies and limited partnerships, having an address at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121 (collectively, the “Borrower”), hereby jointly and severally promise to pay to the order of CAPMARK BANK, a Utah industrial bank, having an address at 116 Welsh Road, P. O. Box 809, Horsham, PA 19044, together with its successors and assigns or, if this Note has then been endorsed “to bearer,” to the bearer of this Note (collectively the “Lender”), at Lender’s said address or at such other place or to such other person as may be designated in writing to Borrower by Lender, the principal sum of Twenty-Six Million Two Hundred Thousand and No/100 Dollars ($26,200,000.00) (the “Loan”), together with interest on the unpaid balance thereof at the rate hereinafter set forth. Capitalized terms used herein without definition shall have the meaning given to such terms in the Loan Agreement (defined herein).

ON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

Section 1.    Interest Rate.

1.1           Initial Note Rate.  Interest shall accrue on the outstanding principal balance of the Loan from and after the date hereof (“Closing Date”) at the rate of 7.31% per annum (“Initial Note Rate”).  If the Loan is funded on a date other than the first (1st) day of a calendar month, Borrower shall pay to Lender at the time of funding of the Loan an interest payment calculated by multiplying (i) the number of days from and including the Closing Date to (and including) the last day of the current month or by (ii) the Initial Note Rate calculated based on a 360 day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated.

1.2           Calculation Basis; Interest Accrual Period.  Interest on the outstanding principal balance of the Loan shall be calculated utilizing a 360 day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated.  The interest rate on the outstanding principal balance hereof from time to time shall be adjusted on the dates (each being a “Rate Adjustment Date”) described in this paragraph.  The first Rate Adjustment Date shall be September 1, 2007, and subsequent Rate Adjustment Dates shall fall on the first day of each subsequent one month anniversary thereafter.  The first payment adjustment date shall be October 1, 2007, and subsequent payment adjustment dates shall fall on the first day of each calendar month thereafter during the term of the Loan.  As used herein, “Interest Accrual Period” shall mean the period beginning on the 1st day of a month through the end of such month.

1.3           Default Interest Rate.  If Borrower fails to make any payment of principal, interest or fees on the date on which such payment becomes due and payable whether at maturity or by acceleration, or if an Event of Default (as defined below) exists, the Note Rate then payable on the Loan shall immediately increase to the Note Rate plus five hundred (500) basis points (the “Default Rate”) and shall continue to accrue at the Default Rate until full payment of all amounts then due is received or such Event of Default is cured or waived in writing by Lender.  Interest at the Default Rate shall also accrue on any judgment obtained by Lender in connection with collection of the Loan or enforcement of any obligations due under the Loan Documents until such judgment is paid in full.

1.4           Note Rate and Note Rate Adjustment Dates.  The “Note Rate” shall mean an interest rate which is the average of London Interbank Offered Rates (“LIBOR”), in U.S. dollar deposits, for a term of one month determined solely by Lender on each Note Rate Adjustment Date (defined below) plus one hundred seventy (170) basis points (“Margin”), which combined figure shall be rounded upwards to the nearest one-eighth percent (.125%).  On each Note Rate Adjustment Date, Lender will obtain the close-of-business LIBOR from “Page 3750” on the Telerate Service (or such other page as may replace Page 3750 on that service) on the Note Rate Adjustment Date.  If Telerate Service ceases publication or ceases to publish LIBOR, Lender shall select a comparable publication to determine the LIBOR and provide notice thereof to Borrower.  LIBOR may or may not be the lowest rate based upon the market for U.S. dollar deposits in the London Interbank Eurodollar Market at which Lender prices loans on the date on which LIBOR is determined by Lender as set forth above.  Adjustments to the Note Rate in connection with changes in LIBOR shall be made two (2) Business Days prior to the beginning of any Interest Accrual Period (each “Note Rate Adjustment Date”) except than the Initial Note Rate shall be determined two (2) Business Days prior to the Closing Date.

1.5           Adjustments due to Calculation Errors.  This Note shall bear interest at the Initial Note Rate and Note Rate as determined in accordance with the provisions hereof; provided, however, that, if Lender at any time determines, in the sole but reasonable exercise of its discretion that it has miscalculated the amount of the monthly payment of principal and/or interest (whether because of a miscalculation of the Initial Note Rate, the Note Rate or otherwise), Lender shall give notice to Borrower of the corrected amount of such monthly payment (and the corrected amount of the Note Rate, if applicable) and (a) if the corrected amount of such monthly payment represents an increase thereof, Borrower shall, within ten (10) calendar days after the date of such notice, pay to Lender any sums that Borrower would have otherwise been obligated under this Note to pay to Lender had the amount of such monthly payment not been miscalculated or (b) if the corrected amount of such monthly payment represents a decrease thereof, and Borrower is not otherwise in breach or default under any of the terms and provisions of the Note, the Loan Agreement of even date herewith by and between Borrower and Lender (the “Loan Agreement”) or any of the other Loan Documents, Borrower shall, within ten (10) calendar days thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Lender had the amount of such monthly payment not been miscalculated.

1.6           LIBOR Unascertainable.  Lender’s obligation to maintain interest based on LIBOR shall be suspended and the Note Rate shall be based on the Interest Rate Index (plus Margin) upon Lender’s determination, in good faith, that adequate and reasonable means do not exist for ascertaining LIBOR or that a contingency has occurred which materially and adversely affects the London Interbank Eurodollar Market at which Lender prices loans (which determination by Lender shall be conclusive and binding on Borrower in the absence of manifest error).  Computation of the Note Rate based on the Interest Rate Index shall continue until Lender determines that the circumstances giving rise to Lender’s substitution of the Interest Rate Index for LIBOR no longer exists and Lender shall promptly notify Borrower of such determination.  For purposes hereof “Interest Rate Index” shall mean the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board forty-five (45) days prior to each Note Rate Adjustment Date.

1.7           Adjustment for Impositions on Loan Payments.  All payments made by Borrowers under this Note and the other Loan Documents (described in Section 8.1.1 below) shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding (i) income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein, (ii) taxes on the overall net income or overall gross receipts of Lender imposed as a result of a present or former connection between Lender and the jurisdiction of any Governmental Authority and (iii) any withholding taxes imposed by the United States of America, any state, commonwealth, protectorate territory or any political subdivision or taxing authority thereof or therein, in the event that Lender or any successor and/or assign of Lender, or the Person treated, for United States federal income tax purposes, as the owner of the assets of Lender or of any successor and/or assign of Lender if such Lender or such successor or assign of Lender is a disregarded entity for United States federal income tax purposes, is not organized under the laws of the United States of America or a state thereof and fails to establish an exemption from such withholding taxes (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities, collectively, "Applicable Taxes").  If Borrowers shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) Borrowers shall make all such required deductions and shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (ii) the sum payable to Lender shall be increased in an amount determined by Lender in its sole discretion, as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.7), Lender receives an amount equal to the sum Lender would have received had no such deductions been made.  Payments made pursuant to this Section 1.7 shall be made within ten (10) Business Days after Lender makes written demand therefore.

1.8           Increased Costs of Maintaining Interest.  Borrower shall pay to Lender all Funding Losses incurred from time to time by Lender upon demand.  Lender shall deliver to Borrower a statement for any such sums to which Lender is entitled to receive pursuant to this Section 1.8, which statement shall be binding and conclusive absent manifest error.  Payment of Funding Losses hereunder shall be in addition to any obligation to pay any other fee in circumstances where such fee(s) would be due and owing under the Loan Documents.  For purposes hereof, “Funding Losses” shall mean the reduction of any amounts received or receivable from Borrower, in either case, due to the introduction of, or any change in, law or applicable regulation or treaty (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by Lender with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority.

1.9           Acceleration.  Notwithstanding anything to the contrary contained herein, if Borrower is prohibited by law from paying any amount due to Lender under Section 1.7 or Section 1.8 hereof, Lender may elect to declare the unpaid principal balance of the Loan, together with all unpaid interest accrued thereon and any other amounts due hereunder, due and payable within one hundred twenty (120) days of Lender’s written notice to Borrower and no exit or other prepayment fee shall be due in such event.  Lender’s delay or failure in accelerating the Loan upon the discovery or occurrence of an event under Section 1.7 or Section 1.8 shall not be deemed a waiver or estoppel against the exercise of such right.

Section 2.    Note Payments and Prepayment Rights.

2.1           Note Payments and Payment Dates.  Commencing on the 1st day of October, 2007, and continuing on the first (1st) day of each successive month thereafter, provided that, if the first (1st) day of any month is not a Business Day, such payment shall be due and payable on the immediately preceding Business Day (each being a “Payment Date”), through and including the Payment Date immediately prior to the Maturity Date, Borrower shall make twenty-three (23) consecutive monthly payments of interest only at the Note Rate (determined as of the immediately preceding Note Rate Payment Adjustment Date) based upon the principal outstanding during the Interest Accrual Period in which the applicable Payment Date occurs, and any other amounts due under the Loan Documents.

2.2           Prepayments.  Borrower has the right to prepay all or any part of the Loan prior to the Maturity Date except as otherwise provided below.  Borrower may only prepay the Loan in whole or in part (provided each such partial prepayment is in an amount not less than the sum of $100,000.00, unless such prepayment is the final principal due under this Note or related to an “Allocated Loan Amount” (as such term is defined in the Loan Agreement) on any date after the Closing Date so long as each of the following conditions are satisfied:

(A)	Borrower provides written notice to Lender of its intent to prepay not more than sixty (60) days and not less than thirty (30) days prior to the intended prepayment date.

(B)	Borrower pays with such prepayment all accrued and unpaid interest and all other outstanding amounts then due and unpaid under the Loan Agreement and the other Loan Documents.

(C)	Borrower pays with such prepayment all costs and expenses incurred by Lender in connection with such prepayment and any other costs and expenses due and payable by Borrower under the Loan Documents.

(D)	No Event of Default exists as of the date Borrower delivers notice of intent to prepay and as of the date such prepayment is made.

2.3           Payment Debit Account.  During the term of the Loan, Borrower shall establish and maintain a deposit account (the “Payment Debit Account”) with a bank or financial institution acceptable to Lender and authorize such bank or financial institution to permit Lender to debit the Payment Debit Account from time to time without limitation and without further notice, consent or instructions from Borrower. In the absence of an Event of Default, Lender shall make transfers from the Payment Debit Account only for payment of principal, interest and deposits to reserves and escrows due from Borrower on a Payment Date under the Note, the Loan Agreement or any of the other Loan Documents. Borrower solely will be responsible for maintaining funds in the Payment Debit Account which are sufficient to pay the aggregate amounts due under the Loan Documents on each Payment Date. If sufficient funds are not available in the Payment Debit Account to make the full payment when due, Lender shall not be required to notify Borrower or demand that Borrower pay the deficiency prior to declaring an Event of Default. Debits made by Lender from the Payment Debit Account for less than the full monthly payment amount will not release Borrower from Borrower's obligations to pay the full amount due nor be deemed a waiver of Lender's right to collect the full payment amount or to declare an Event of Default.  Debits made by Lender from the Payment Debit Account following the occurrence of any Event of Default under the Loan Documents will not be deemed a waiver of that default by Lender or otherwise prejudice, in any manner, Lender's rights or remedies with respect thereto. Lender will have the right, upon reasonable prior notice to Borrower, to discontinue debiting payments from the Payment Debit Account for the purposes set forth herein and, if at any time such debiting has been discontinued, to reinstate the requirement that Borrower maintain a Payment Debit Account in accordance with the terms of this Note.  Borrower will not be permitted to close, or permit the Payment Debit Account to be closed, without Lender's prior written consent unless the Loan has been satisfied in full.  To the extent there are any inconsistencies between this Section 2.3 and any lockbox, deposit account or other cash management agreement executed by Borrower in connection with the Loan, the terms of such lockbox, deposit account or other cash management agreement, as applicable, shall govern and control.

Section 3.    Application of Payments.  Payments made by Borrower on account hereof shall be applied, first, toward any Late Fees (defined in Section 8.3 below) or other fees and charges due hereunder, second, toward payment of any interest due at the Default Rate, third, toward payment of any interest due at the then applicable Note Rate set forth in Section 1.4 above, and fourth, toward payment of principal.  Notwithstanding the foregoing, if any advances made by Lender under the terms of any instruments securing this Note have not been repaid, any payments made may, at the option of Lender, be applied, first, to repay such advances and interest thereon, with the balance, if any, applied as set forth in the preceding sentence.

Section 4.    Maturity Date.  Anything in this Note to the contrary notwithstanding (excluding Section 4.1 below), the entire unpaid balance of the principal amount hereof and all interest accrued thereon through the end of the current Interest Accrual Period and including interest accruing at the Default Rate, to and including the Maturity Date (as defined below) together with all fees, costs and amounts due and payable under the Loan Documents shall, unless sooner paid, and except to the extent that payment thereof is sooner accelerated, be and become due and payable on September 1, 2009 (the “Maturity Date”); provided that if the first (1st) day of that month is not a Business Day, such payment shall be due and payable on the immediately preceding Business Day.

4.1           Extension of Maturity Date.  Upon Borrower’s written request, the Maturity Date of this Note may be extended to September 1, 2010 (the “Extended Maturity Date”), upon satisfaction of the conditions set forth herein, and in such event, all references to the Maturity Date in this Note and the other Loan Documents shall be deemed to mean the Extended Maturity Date.  Lender shall grant the extension, provided that as of August 15, 2009 (a) no Default (as defined below) or Event of Default has occurred and is continuing, (b) the Management Agreement is in full force and effect, and (c) the Debt Service Coverage Ratio (as defined in the Loan Agreement) is at least 1.0 to 1.0.  If the Debt Service Coverage Ratio is less than 1.0 to 1.0, Borrower, in order to extend the Maturity Date, shall be required to make a principal payment on this Note in an amount that would cause the Debt Service Coverage Ratio to be met.  For purposes of this Note, “Default” shall mean the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.  If the Maturity Date is extended as provided herein, the entire unpaid principal balance hereof and all interest accrued thereon (including interest accruing at the Default Rate), and all Late Fees shall, unless sooner paid, and except to the extent that payment thereof is sooner accelerated, be and become due and payable on the Extended Maturity Date.  If the Maturity Date is extended until the Extended Maturity Date, interest shall continue to be paid monthly at the Note Rate, commencing on the Maturity Date through August 1, 2010, and no payments of principal shall be due and payable until the Extended Maturity Date except to the extent payment thereof is sooner accelerated.

Section 5.    Intentionally Deleted.

Section 6.    Delivery of Payments.  All payments due to Lender under the Loan Documents are to be paid in lawful tender of the United States of America, in immediately available funds, directly to Lender at Lender’s office located at 116 Welsh Road, P.O. Box 809, Horsham, Pennsylvania 19044, Attn: Servicing - Accounting Manager, or at such other place as Lender may designate to Borrower in writing from time to time.  All amounts due under the Loan Documents shall be paid without setoff, counterclaim or any other deduction whatsoever.  No payment due under this Note or any of the other Loan Documents shall be deemed paid to Lender until received by Lender at its designated office on a Business Day prior to 2:00 p.m. Eastern Standard Time. Any payment received after the time established by the preceding sentence shall be deemed to have been paid on the immediately following Business Day.  Each payment that is paid to Lender within ten (10) days prior to the date on which such payment is due, and prior to its scheduled Payment Date, shall not be deemed a prepayment and shall be deemed to have been received on the Payment Date solely for the purpose of calculating interest due.  If any payment received by Lender is deemed by a court of competent jurisdiction to be a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, and is required to be returned by Lender, then the obligation to make such payment shall be reinstated, notwithstanding that the Note may have been marked satisfied and returned to Borrower or otherwise canceled, and such payment shall be immediately due and payable upon demand.

Section 7.    Security.

The debt evidenced by this Note is to be secured by, among other things, (a) four (4) separate mortgages and deeds of trusts (collectively, the “Mortgage”) by each Borrower, for the benefit of Lender, and (b) a Payment and Performance Guaranty Agreement of even date herewith (the“Guaranty Agreement”), given by Emeritus Corporation (the “Guarantor”), for the benefit of Lender.

Section 8.    Default.

8.1           Events of Default.  Anything in this Note to the contrary notwithstanding, on the occurrence of any of the following events (each of which is referred to herein, together with each of the Events of Default defined and described in the Loan Agreement and the Mortgage as an “Event of Default”), Lender may, in the exercise of its sole and absolute discretion, accelerate the debt evidenced by this Note, in which event the entire outstanding principal balance and all interest and fees accrued thereon shall immediately be and become due and payable without further notice:

8.1.1    Failure to Pay or Perform.  If (a) any payment of principal and interest is not paid in full on or before the Payment Date on which such payment is due, (b) if unpaid principal, accrued but unpaid interest and all other amounts outstanding under the Loan Documents are not paid in full on or before the Maturity Date or (c) there exists an uncured default under any of the Loan Documents which has been executed by Borrower and/or Guarantor and/or Manager, and such default is not cured within the grace or cure period, if any, provided in any of such Loan Documents.

8.1.2    Bankruptcy.

(a)           If Borrower or Guarantor or Manager  (i) applies for or consents to the appointment of a receiver, trustee or liquidator of Borrower or Guarantor or Manager, as the case may be, or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy, or admits in writing its inability to pay its debts as they come due, (iii) makes an assignment for the benefit of creditors, (iv) files a petition or an answer seeking a reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, (v) performs any other act of bankruptcy, or (vi) files an answer admitting the material allegations of a petition filed against Borrower or Guarantor or Manager in any bankruptcy, reorganization or insolvency proceeding; or

(b)                 if (i) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating Borrower or Guarantor or Manager a bankrupt or an insolvent, or approving a receiver, trustee or liquidator of Borrower or Guarantor or Manager or of all or a substantial part of its assets, or (ii) there otherwise commences with respect to Borrower or Guarantor or Manager or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or like law or statute, and if such order, judgment, decree or proceeding continues unstayed for any period of sixty (60) consecutive days after the expiration of any stay thereof.

8.1.3                 Judgments.  If any judgment for the payment of money in excess of $250,000.00 hereafter awarded against Borrower or Guarantor or Manager by any court of competent jurisdiction remains unsatisfied or otherwise in force and effect for a period of thirty (30) days after the date of such award.

8.2           No Impairment of Rights.  Nothing in this Section shall be deemed in any way to alter or impair any right which Lender has under this Note or the Mortgage, or any other Loan Documents, or at law or in equity, to accelerate such debt on the occurrence of any other Event of Default provided herein or therein, whether or not relating to this Note.

8.3           Late Fees.  Without limiting the generality of the foregoing provisions of this Section, if any payment due on a Payment Date is not received in full on or before the Payment Date, other than the payment of the outstanding principal payment of the Loan due on the Maturity Date, Borrower shall pay to Lender, immediately and without demand, a late payment charge, for each month during which such payment delinquency exists, equal to five percent (5%) of such amount (“Late Fees”) to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of use of such delinquent payment.

Section 9.     Costs of Enforcement.  Borrower shall pay to Lender on demand the amount of any and all expenses incurred by Lender (a) in enforcing its rights hereunder or under the Mortgage and/or the Loan Documents, (b) as the result of the occurrence of an Event of Default by Borrower in performing its obligations under this Note, including but not limited to the expense of collecting any amount owed hereunder, and of any and all attorneys’ fees incurred by Lender in connection with such default, whether suit be brought or not, and (c) in protecting the security for the Loan and Borrower’s obligations under the Loan Documents.  Such expenses shall be added to the principal amount hereof, shall be secured by the Mortgage and shall accrue interest at the Default Rate.

Section 10.    Borrower’s Waiver of Certain Rights.  Borrower and any endorser, guarantor or surety hereby waives the exercise of any and all exemption rights which it holds at law or in equity with respect to the debt evidenced by this Note, and of any and all rights which it holds at law or in equity to require any valuation, appraisal or marshalling, or to have or receive any presentment, protest, demand and notice of dishonor, protest, demand and nonpayment as a condition to Lender’s exercise of any of its rights under this Note or the Loan Documents.

Section 11.    Extensions.  The Maturity Date and/or any other date by which any payment is required to be made hereunder may be extended by Lender, in writing, from time to time in the exercise of its sole discretion, without in any way altering or impairing Borrower’s or Guarantor’s liability hereunder.

Section 12.    General.

12.1           Applicable Law.  This Note shall be given effect and construed by application of the laws of the State of Illinois (without regard to the principles thereof governing conflicts of laws), and any action or proceeding arising hereunder, and each of Lender and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in the State of Illinois, for the enforcement of any and all obligations under the Loan Documents except that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in Cook County, Illinois, in the United States District Court for the Northern District of Illinois or any successor federal court having original jurisdiction.

12.2           Headings.  The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

12.3           Construction.  As used herein, (a) the term “person” means a natural person, a trustee, a corporation, a limited liability company, a partnership and any other form of legal entity, and (b) all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Note.

12.4           Severability.  No determination by any court, governmental body or otherwise that any provision of this Note or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision or (b) such provision in any circumstance not controlled by such determination.  Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

12.5           No Waiver.  Lender shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing.  No delay or omission by Lender in exercising any such right (and no allowance by Lender to Borrower of an opportunity to cure a default in performing its obligations hereunder) shall be deemed a waiver of its future exercise.  No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.  Further, acceptance by Lender of all or any portion of any sum payable under, or partial performance of any covenant of, this Note, the Mortgage or any of the other Loan Documents, whether before, on, or after the due date of such payment or performance, shall not be a waiver of Lender’s right either to require prompt and full payment and performance when due of all other sums payable or obligations due thereunder or hereunder or to exercise any of Lender’s rights and remedies hereunder or thereunder.

12.6           Waiver of Jury Trial; Service of Process; Court Costs.  BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NOTE AND/OR ANY OF THE OTHER LOAN DOCUMENTS.  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, UPON CONSULTATION WITH COUNSEL OF BORROWER’S CHOICE, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.  BORROWER HEREBY IRREVOCABLY DESIGNATES ERIC MENDELSOHN, AND HIS/HER SUCCESSORS IN OFFICE, AS THE TRUE AND LAWFUL ATTORNEY OF BORROWER FOR THE PURPOSE OF RECEIVING SERVICE OF ALL LEGAL NOTICES AND PROCESS ISSUED BY ANY COURT IN THE STATE OF WASHINGTON AS WELL AS SERVICE OF ALL PLEADINGS AND OTHER DOCUMENTS RELATED TO ANY LEGAL PROCEEDING OR ACTION ARISING OUT OF THIS NOTE. BORROWER AGREES THAT SERVICE UPON SAID ERIC MENDELSOHN SHALL BE VALID REGARDLESS OF BORROWER’S WHEREABOUTS AT THE TIME OF SUCH SERVICE AND REGARDLESS OF WHETHER BORROWER RECEIVES A COPY OF SUCH SERVICE, PROVIDED THAT LENDER SHALL HAVE MAILED A COPY TO BORROWER IN ACCORDANCE WITH THE NOTICE PROVISIONS HEREIN.  BORROWER AGREES TO PAY ALL COURT COSTS AND REASONABLE ATTORNEY’S FEES INCURRED BY LENDER IN CONNECTION WITH ENFORCING ANY PROVISION OF THIS NOTE.  NOTWITHSTANDING THE FOREGOING, LENDER AGREES TO USE REASONABLE EFFORTS TO PROVIDE BORROWER WITH NOTICE OF THE FILING OF ANY LAWSUIT BY LENDER AGAINST BORROWER.

12.7           Offset.  Upon the occurrence of an Event of Default, Lender may set-off against any principal and interest owing hereunder, any and all credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, or held by, or in the possession of, Lender, to the credit of or for the account of Borrower, without notice to or consent of Borrower or Guarantor.

12.8           Non-Exclusivity of Rights and Remedies.  None of the rights and remedies herein conferred upon or reserved to Lender is intended to be exclusive of any other right or remedy contained herein or in any of the other Loan Documents and each and every such right and remedy shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary or desirable by Lender.

12.9             Incorporation by Reference.  All of the agreements, conditions, covenants and provisions contained in each of the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein.  Borrower covenants and agrees to keep and perform, or cause to be kept and performed, all such agreements, conditions, covenants and provisions strictly in accordance with their terms.

12.10    Joint and Several Liability.  If Borrower consists of more than one person and/or entity, each such person and/or entity agrees that its liability hereunder is joint and several.

12.11    Business Purpose.  Borrower represents and warrants that the Loan evidenced by this Note is being obtained solely for the purpose of acquiring or carrying on a business, professional or commercial activity and is not for personal, agricultural, family or household purposes.

12.12    Interest Limitation.  Notwithstanding anything to the contrary contained herein or in the Mortgage or in any other of the Loan Documents, the effective rate of interest on the obligation evidenced by this Note shall not exceed the lawful maximum rate of interest permitted to be paid.  Without limiting the generality of the foregoing, in the event that the interest charged hereunder results in an effective rate of interest higher than that lawfully permitted to be paid, then such charges shall be reduced by the sum sufficient to result in an effective rate of interest permitted and any amount which would exceed the highest lawful rate already received and held by Lender shall be applied to a reduction of principal and not to the payment of interest.  Borrower agrees that for the purpose of determining highest rate permitted by law, any non-principal payment (including, without limitation, Late Fees and other fees) shall be deemed, to the extent permitted by law, to be an expense, fee or premium rather than interest.

12.13    Modification.  This Note may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of such modification, amendment, discharge or waiver is sought.

12.14    Time of the Essence.  Time is strictly of the essence of this Note.

12.15    Negotiable Instrument.  Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note may not otherwise qualify, under applicable law, absent this paragraph, as a negotiable instrument.

12.16    Interest Rate after Judgment.  If judgment is entered against Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees, Late Fees and costs) shall bear interest at the Default Rate, to be determined on the date of the entry of the judgment.

12.17    Relationship.  Borrower and Lender intend that the relationship between them shall be solely that of creditor and debtor.  Nothing contained in this Note or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Lender.

12.18    Waiver of Automatic Stay.  BORROWER HEREBY AGREES THAT, IN CONSIDERATION OF LENDER’S AGREEMENT TO MAKE THE LOAN AND IN RECOGNITION THAT THE FOLLOWING COVENANT IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN, IN THE EVENT THAT  BORROWER SHALL (A) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER ANY SECTION OR CHAPTER OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED (THE “BANKRUPTCY CODE”), OR SIMILAR LAW OR STATUTE; (B) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE; (C) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (D) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (E) BE THE SUBJECT OF AN ORDER, JUDGMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST ANY BORROWER FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTORS, THEN, TO THE EXTENT PERMITTED BY APPLICABLE LAW AND SUBJECT TO COURT APPROVAL, LENDER SHALL THEREUPON BE ENTITLED, AND BORROWER HEREBY IRREVOCABLY CONSENTS TO, AND WILL NOT CONTEST, AND AGREES TO STIPULATE TO, RELIEF FROM ANY AUTOMATIC STAY OR OTHER INJUNCTION IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE (INCLUDING, WITHOUT LIMITATION, RELIEF FROM ANY EXCLUSIVE PERIOD SET FORTH IN SECTION 1121 OF THE BANKRUPTCY CODE) OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO LENDER AS PROVIDED IN THE LOAN DOCUMENTS, AND AS OTHERWISE PROVIDED BY LAW, AND BORROWER HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO OBJECT TO SUCH RELIEF.

12.19    “Business Day”.  Any reference to the term Business Day in this Note shall mean any day other than a Saturday, a Sunday, or days when Federal Banks located in the State of New York or Commonwealth of Pennsylvania are closed for a legal holiday or by government directive. When used with respect to the Note Rate Adjustment Date, “Business Day” shall mean a day upon which United States dollar deposits may be dealt in on the London and New York City interbank markets and commercial banks and foreign exchange markets are open in London and New York City.

12.20    Successors and Assigns Bound. The obligations set forth in this Note shall be binding upon each Borrower and its successors and assigns.

IN WITNESS WHEREOF, each Borrower has duly executed and delivered this Note, or caused it to be duly executed and delivered on its behalf by its duly authorized representatives, on the day and year first above written.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

(SIGNATURE PAGES ARE ATTACHED)

In Witness Whereof, each Borrower has duly executed and delivered this note, or caused it to be duly executed and delivered on its behalf by its duly authorized representatives, on the day and year first above written.

BORROWER:

EMERICHIP EVERETT LLC,
a Delaware limited liability company

By:	EMERITUS CORPORATION,
a Washington corporation
its Sole Member

By:	/s/ Eric Mendelsohn
Eric Mendelsohn,
Director of Real Estate and Legal Affairs

BORROWER:

EMERICHIP PHOENIX LLC,
a Delaware limited liability company

By:	EMERITUS CORPORATION,
a Washington corporation
its Sole Member

By:	/s/ Eric Mendelsohn
Eric Mendelsohn,
Director of Real Estate and Legal Affairs

BORROWER:

EMERICHIP SAN ANTONIO AO LP
a Delaware limited partnership

By:	Emerichip Texas, LLC, a Delaware
Limited liability company
Its General Partner

By:	ESC G.P. II, Inc.,
a Washington corporation
its Sole Member

By:	/s/ Eric Mendelsohn
Eric Mendelsohn,
Authorized Signatory

BORROWER:

EMERICHIP WALLA WALLA LLC,
a Delaware limited liability company

By:	EMERITUS CORPORATION,
a Washington corporation
its Sole Member

By:	/s/ Eric Mendelsohn
Eric Mendelsohn,
Director of Real Estate and Legal Affairs